CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	July 29, 2019
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS RECORD QUARTERLY AND YEAR TO DATE RESULTS AS OF JUNE 30, 2019

Highlights

▪	Quarterly net income available to common stockholders of $45.2 million in comparison with $27.9 million for the second quarter of the prior year, an increase of $17.3 million or 62%
▪	Diluted earnings per common share of $1.26 in comparison with $0.85 for the second quarter of the prior year, an increase of $0.41 or 48%
▪	Net interest margin of 4.06%, fully tax-equivalent (non-GAAP)(1) of 4.10%
▪	Return on average common equity of 12.56% and return on average tangible common equity (non-GAAP)(1) of 19.52%
▪	Tangible common equity ratio (non-GAAP)(1) of 8.92% in comparison to 7.46% at June 30, 2018
▪	Completed the acquisition of Blue Valley Ban Corp. on May 10, 2019
▪	Closed on the sale of Dubuque Bank and Trust Company's residential mortgage servicing portfolio
▪	Completed the sale of two branches at Dubuque Bank and Trust Company, two branches at Illinois Bank & Trust, and one branch at Citywide Banks

	Quarter Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income available to common stockholders (in millions)	$45.2	$27.9	$76.7	$51.1
Diluted earnings per common share	1.26	0.85	2.17	1.61

Return on average assets	1.55%	1.05%	1.35%	1.01%
Return on average common equity	12.56	9.81	11.13	9.58
Return on average tangible common equity (non-GAAP)(1)	19.52	15.50	17.49	14.70
Net interest margin	4.06	4.23	4.09	4.21
Net interest margin, fully tax-equivalent (non-GAAP)(1)	4.10	4.30	4.14	4.28
Efficiency ratio, fully-tax equivalent (non-GAAP)(1)	64.81	64.94	65.01	66.48

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"Heartland set new quarterly and year-to-date net income records for the period ended June 30, 2019. Net income of $45.2 million represents a 62 percent increase over the second quarter of 2018, while year-to-date net income of $76.7 million represents a 50 percent increase over the previous year."

Lynn B. Fuller, executive operating chairman, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, July 29, 2019-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $45.2 million, or $1.26 per diluted common share, for the quarter ended June 30, 2019, compared to $27.9 million, or $0.85 per diluted common share, for the second quarter of 2018. Return on average common equity was 12.56% and return on average assets was 1.55% for the second quarter of 2019, compared to 9.81% and 1.05%, respectively, for the same quarter in 2018.

Net income available to common stockholders for the six months ended June 30, 2019, was $76.7 million or $2.17 per diluted common share, compared to $51.1 million or $1.61 per diluted common share for the six months ended June 30, 2018. Return on average common equity was 11.13% and return on average assets was 1.35% for the first six months of 2019, compared to 9.58% and 1.01% for the same period in 2018.

Commenting on Heartland’s first quarter results, Lynn B. Fuller, Heartland’s executive operating chairman, said, "Heartland set new quarterly and year-to-date net income records for the period ended June 30, 2019. Net income of $45.2 million represents a 62 percent increase over the second quarter of 2018, while year-to-date net income of $76.7 million represents a 50 percent increase over the previous year."

On May 10, 2019, Heartland completed the acquisition of Blue Valley Ban Corp ("BVBC") and its wholly-owned subsidiary, Bank of Blue Valley, headquartered in Overland Park, Kansas. Based on Heartland's closing common stock price of $44.78 per share on May 10, 2019, the aggregate consideration paid to BVBC common shareholders was $92.3 million, which was paid by delivery of Heartland common stock. Immediately following the closing of the transaction, Bank of Blue Valley was merged with and into Heartland's wholly-owned Kansas subsidiary, Morrill & Janes Bank and Trust Company, and the combined entity operates under the Bank of Blue Valley brand. As of the closing date, BVBC had, at fair value, total assets of $766.2 million, total loans held to maturity of $542.0 million, and total deposits of $617.1 million. Heartland also assumed, at fair value, $16.1 million of trust preferred debt. The systems conversion for this transaction is expected to occur in the third quarter of 2019.

In keeping with its focus on core businesses and execution of strategic priorities, during the second quarter of 2019, Heartland completed the sale of two branches of Dubuque Bank and Trust Company, two branches of Illinois Bank & Trust and one branch of Citywide Banks, which resulted in a reduction of loans of $27.1 million and deposits of $107.8 million. On April 30, 2019, Dubuque Bank and Trust Company closed on the sale of substantially all its mortgage servicing rights to PNC Bank, N.A. The mortgage servicing rights had a book value of $21.0 million and an estimated fair value of $37.1 million as of March 31, 2019. In the agreement, which includes customary terms and conditions, Dubuque Bank and Trust Company is providing interim servicing of the loans until the transfer date, which is expected to be in August 2019.
Heartland is utilizing a portion of the net gains from these sales transactions, which totaled approximately $19.8 million and are recorded in the gain/loss on sales/valuations of assets, net, on the consolidated income statement, to invest in several new technology and process improvement projects. These projects include system upgrades, process automation, and expansion of online and mobile banking capabilities.

"We are excited about the technology and process improvement projects that are currently underway. We believe these projects will allow us to focus on growing our core business, improve our efficiency, and reduce our compliance and operational risks," said Bruce K. Lee, Heartland's president and chief executive officer.

Net Interest Income Increases, Net Interest Margin Decreases, from Second Quarter of 2018

Net interest margin, expressed as a percentage of average earning assets, was 4.06% (4.10% on a fully tax-equivalent basis, non-GAAP) during the second quarter of 2019, compared to 4.12% (4.18% on a fully tax-equivalent basis, non-GAAP) during the first quarter of 2019 and 4.23% (4.30% on a fully tax-equivalent basis, non-GAAP) during the second quarter of 2018.

"Our fully tax-equivalent net interest margin declined eight basis points during the second quarter of 2019, compared to the first quarter, primarily due to increased deposit market rates. We will remain competitive, yet disciplined in our deposit pricing strategies as we navigate through the ever-changing interest rate environment," Lee said.

Growth in total interest income on a tax-equivalent basis was primarily due to recent increases in market interest rates and the increase in average earning assets. Total interest income for the second quarter of 2019 was $127.0 million compared to $113.4 million recorded in the second quarter of 2018, an increase of $13.6 million or 12%. The tax-equivalent adjustment for income taxes saved on the interest earned on nontaxable securities and loans was $1.3 million for the second quarter of 2019 and $1.6 million for the second quarter of 2018. With these adjustments, total interest income on a tax-equivalent basis was $128.3 million for the second quarter of 2019, an increase of $13.3 million or 12%, compared to total interest income on a tax-equivalent basis of $115.0 million for the second quarter of 2018. Average earning assets of $10.55 billion increased $937.4 million or 10% from the second quarter of 2018, which was primarily attributable to recent acquisitions. The average rate on earning assets increased 8 basis points to 4.88% for the second quarter of 2019 compared to 4.80% for the same quarter in 2018.

Increases in total interest expense were primarily due to recent increases in market interest rates and deposit growth from recent acquisitions. Total interest expense for the second quarter of 2019 was $20.3 million, an increase of $8.3 million or 69% from $12.0 million in the second quarter of 2018. The average interest rate paid on Heartland's interest bearing liabilities increased to 1.18% for the second quarter of 2019 compared to 0.78% for the second quarter of 2018, which was primarily due to recent increases in market interest rates. Average interest bearing deposits increased $713.3 million or 12% to $6.50 billion for the quarter ended June 30, 2019, from $5.79 billion in the same quarter in 2018, which was primarily attributable to recent acquisitions. The average interest rate paid on Heartland's interest bearing deposits increased 44 basis points to 0.99% for the second quarter of 2019 compared to 0.55% for the same quarter in 2018. Average borrowings decreased $46.0 million or 11% to $369.3 million during the second quarter of 2019 from $415.3 million during the same quarter in 2018. The average interest rate paid on Heartland's borrowings was 4.52% for the second quarter of 2019 compared to 3.88% in the second quarter of 2018.

Net interest income was $106.7 million during the second quarter of 2019 compared to $101.4 million during the second quarter of 2018, an increase of $5.3 million or 5%. After the tax-equivalent adjustment discussed above, net interest income on a tax-equivalent basis totaled $108.0 million during the second quarter of 2019 compared to net interest income on a tax-equivalent basis of $103.0 million during the second quarter of 2018, an increase of $5.0 million or 5%.

Noninterest Income Increases and Noninterest Expense Decreases from Second Quarter of 2018

Total noninterest income was $32.1 million during the second quarter of 2019 compared to $27.6 million during the second quarter of 2018, an increase of $4.4 million or 16%. Significant changes by noninterest income category were:

•
Service charges and fees increased $2.6 million or 21% to $14.6 million for the second quarter of 2019 compared to $12.1 million for the same quarter of 2018. Service charges related to credit card income increased $1.2 million or 37% to $4.3 million for the second quarter of 2019 from $3.0 million for the same quarter of 2018. The remainder of the increase in service charges was primarily attributable to Heartland's larger customer base as a result of recent acquisitions.

•	Securities gains, net, totaled $3.6 million for the second quarter of 2019 compared to net securities losses of $259,000 in the second quarter of 2018.

•
Net gains on sale of loans held for sale totaled $4.3 million during the second quarter of 2019 compared to $6.8 million during the same quarter in 2018, which was a decrease of $2.5 million or 36%, primarily due to the outsourcing of Heartland's legacy mortgage lending operations in the fourth quarter of 2018.

•
Other noninterest income totaled $1.7 million for the second quarter of 2019 compared to $1.2 million for the second quarter of 2018, which was an increase of $515,000 or 44%. Included in noninterest income for the second quarter of 2019 was a recovery of $266,000 on an acquired loan that was charged off prior to acquisition.

For the second quarter of 2019, total noninterest expense was $75.1 million compared to $88.9 million during the second quarter of 2018, a decrease of $13.8 million or 16%. Significant changes by noninterest expense category were:

•
Professional fees increased $4.3 million or 41% to $15.0 million for the second quarter of 2019 compared to $10.6 million for the same period in 2018. Included in this increase for the second quarter of 2019 was $2.9 million of expenses related to Heartland's technology and process improvement projects.

•
Core deposit and customer relationship intangibles amortization increased $1.0 million to $3.3 million for the second quarter of 2019 compared to $2.3 million for the second quarter of 2018, which was primarily due to recent acquisitions.

•
Net gains on sales/valuations of assets totaled $18.3 million for the second quarter of 2019 compared to net losses on sales/valuations of assets of $1.5 million for the second quarter of 2018. Net gains from the branch sales totaled $6.5 million, and the gain on the sale of the mortgage servicing rights totaled $13.3 million.

Excluding these gains, net losses on sales/valuations of assets totaled $1.5 million for the second quarter of 2019.

•
Other noninterest expenses were $12.6 million for the second quarter of 2019 compared to $11.1 million for the second quarter of 2018, which was an increase of $1.5 million or 14%. Included in this increase was a write-down of $1.5 million on a partnership investment that qualifies for solar energy tax credits.

Heartland's effective tax rate was 23.12% for the second quarter of 2019 compared to 21.09% for the second quarter of 2018. Included in Heartland's second quarter 2019 tax calculation were solar energy tax credits of $911,000. Federal low-income housing tax credits included in the determination of Heartland's income taxes totaled $281,000 for the second quarter of 2019 compared to $307,000 for the second quarter of 2018. Tax-exempt interest income as a percentage of pre-tax income declined to 8.09% during the second quarter of 2019 from 16.77% during the second quarter of 2018.

Loans and Deposits Decrease Since December 31, 2018

Total assets were $12.16 billion at June 30, 2019, an increase of $752.3 million or 7% from $11.41 billion at year-end 2018. Excluding $766.2 million of assets acquired at fair value in the BVBC transaction, total assets decreased $13.9 million or less than 1% since year-end 2018. Securities represented 22% and 24% of total assets at June 30, 2019, and December 31, 2018, respectively.

Total loans held to maturity were $7.85 billion at June 30, 2019, compared to $7.41 billion at year-end 2018, an increase of $445.4 million or 6%. This change includes $542.0 million of total loans held to maturity acquired at fair value in the BVBC transaction. During the first quarter of 2019, Heartland classified $32.1 million of loans as held for sale in conjunction with the branch sales. Excluding the reclassification of loans to held for sale and the BVBC transaction, total loans held to maturity decreased $64.6 million or 1% since December 31, 2018. Loan changes by category were:

•
Commercial and commercial real estate loans totaled $6.23 billion at June 30, 2019, compared to $5.73 billion at December 31, 2018, which was an increase of $498.7 million or 9%. Excluding $14.9 million of commercial and commercial real estate loans classified as held for sale during the first quarter and $480.1 million of loans acquired in the BVBC transaction, commercial and commercial real estate loans increased $33.4 million or 1% since year-end.

•
Agricultural and agricultural real estate loans totaled $549.4 million at June 30, 2019, compared to $565.4 million at December 31, 2018, which was a decrease of $16.0 million or 3%. Excluding $6.6 million of agricultural and agricultural real estate loans classified as held for sale during the first quarter of 2019 and $1.8 million of loans acquired in the BVBC transaction, agricultural and agricultural real estate loans decreased $11.2 million or 2% since December 31, 2018.

•
Residential mortgage loans decreased $59.9 million or 9% to $613.7million at June 30, 2019, from $673.6 million at December 31, 2018. Excluding $2.0 million of residential mortgage loans classified as held for sale during the first quarter of 2019 and $17.2 million of loans acquired in the BVBC transaction, residential mortgage loans decreased $75.1 million or 11% since year-end.

•
Consumer loans increased $21.6 million or 5% to $461.8 million at June 30, 2019, compared to $440.2 million at December 31, 2018. Excluding $8.6 million of loans classified as held for sale during the first quarter of 2019 and $42.9 million of loans acquired in the BVBC transaction, consumer loans decreased $12.6 million or 3% since year-end.

"We were pleased to see growth again in our commercial and commercial real estate loan portfolios. The declines in the residential mortgage and consumer loans continued to be primarily the result of customers refinancing loans due to recent mortgage interest rate decreases," said Lee.

Total deposits were $10.11 billion as of June 30, 2019, compared to $9.40 billion at year-end 2018, an increase of $712.1 million or 8%. This increase includes $617.1 million of deposits acquired at fair value in the BVBC transaction. During the first quarter of 2019, Heartland classified $77.0 million of deposits as held for sale in conjunction with the branch sales. Exclusive of the reclassification of deposits to held for sale and the deposits acquired at fair value in the BVBC transaction, total deposits increased $172.0 million or 2% since December 31, 2018. Deposit changes by category were:

•
Demand deposits increased $162.0 million or 5% to $3.43 billion at June 30, 2019, compared to $3.26 billion at December 31, 2018. Excluding $164.9 million of demand deposits acquired in the BVBC transaction and $17.3 million of demand deposits classified as held for sale in the first quarter of 2019, demand deposits increased $14.4 million or less than 1% since year-end 2018.

•
Savings deposits increased $425.5 million or 8% to $5.53 billion at June 30, 2019, from $5.11 billion at December 31, 2018. Excluding savings deposits of $346.2 million acquired in the BVBC transaction and $47.8 million of savings deposits classified as held for sale in the first quarter of 2019, savings deposits increased $127.2 million or 2% since year-end 2018.

•
Time deposits increased $124.6 million or 12% to $1.15 billion at June 30, 2019 from $1.02 billion at December 31, 2018. Excluding time deposits of $106.0 million acquired in the BVBC transaction and $11.9 million of time deposits classified as held for sale in the first quarter of 2019, time deposits increased $30.4 million or 3% since year-end 2018. The increase in time deposits was primarily due to an increase in brokered time deposits of $30.9 million.

"Organic non-time deposit growth was $141.6 million for the first six months of 2019, which represents a 2 percent increase since year-end 2018. Non-time deposits represented 89 percent of total deposits at June 30, 2019," Lee stated.

Nonperforming Assets Increase Since December 31, 2018

Nonperforming assets increased $7.3 million or 9% to $86.6 million or 0.71% of total assets at June 30, 2019, compared to $79.3 million or 0.69% of total assets at December 31, 2018. Nonperforming loans were $79.9 million or 1.02% of total loans at June 30, 2019, compared to $72.7 million or 0.98% of total loans at December 31, 2018. The increase is primarily related to two agribusiness relationships that were originated in Heartland's Midwestern markets and one commercial relationship that was originated in one of Heartland's Western markets. At June 30, 2019, loans delinquent 30-89 days were 0.31% of total loans compared to 0.21% of total loans at December 31, 2018.

The allowance for loan losses at June 30, 2019, was 0.81% of loans and 79.91% of nonperforming loans, compared to 0.84% of loans and 85.27% of nonperforming loans at December 31, 2018.

Non-GAAP Financial Measures

This press release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate Heartland's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this press release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this press release.

Below are the non-GAAP measures included in this press release, management's reason for including each measure and the method of calculating each measure:

•
Annualized return on average tangible common equity is net income available to common stockholders plus core deposit and customer relationship intangibles amortization, net of tax, divided by average common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.

•
Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.

•
Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this press release.

•
Tangible book value per common share is total common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.

•
Tangible common equity ratio is total common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until July 28, 2020, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of $12.16 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 116 banking locations serving 84 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, contained, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies as they impact the company's general business; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW
-###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Interest Income
Interest and fees on loans	$106,027	$96,787	$206,483	$182,438
Interest on securities:
Taxable	16,123	12,270	31,999	23,847
Nontaxable	2,554	3,584	5,647	7,163
Interest on federal funds sold	—	—	4	—
Interest on deposits with other banks and other short-term investments	2,299	768	3,591	1,175
Total Interest Income	127,003	113,409	247,724	214,623
Interest Expense
Interest on deposits	16,138	7,983	29,351	13,749
Interest on short-term borrowings	338	547	1,227	815
Interest on other borrowings	3,819	3,470	7,483	7,066
Total Interest Expense	20,295	12,000	38,061	21,630
Net Interest Income	106,708	101,409	209,663	192,993
Provision for loan losses	4,918	4,831	6,553	9,094
Net Interest Income After Provision for Loan Losses	101,790	96,578	203,110	183,899
Noninterest Income
Service charges and fees	14,629	12,072	27,423	22,151
Loan servicing income	1,338	1,807	3,067	3,561
Trust fees	4,825	4,615	9,299	9,295
Brokerage and insurance commissions	1,028	877	1,762	1,784
Securities gains/(losses), net	3,580	(259)	5,155	1,182
Unrealized gain on equity securities, net	112	71	370	43
Net gains on sale of loans held for sale	4,343	6,800	7,519	10,851
Valuation adjustment on servicing rights	(364)	(216)	(953)	(218)
Income on bank owned life insurance	888	700	1,787	1,314
Other noninterest income	1,682	1,167	3,349	2,387
Total Noninterest Income	32,061	27,634	58,778	52,350
Noninterest Expense
Salaries and employee benefits	49,995	50,758	100,280	99,468
Occupancy	6,436	6,315	13,043	12,358
Furniture and equipment	3,220	3,184	5,912	5,933
Professional fees	14,968	10,632	26,347	20,080
Advertising	2,661	2,145	4,986	4,085
Core deposit and customer relationship intangibles amortization	3,313	2,274	6,155	4,137
Other real estate and loan collection expenses	162	948	863	1,680
(Gain)/loss on sales/valuations of assets, net	(18,286)	1,528	(21,290)	1,331
Restructuring expenses	—	—	3,227	2,564
Other noninterest expenses	12,629	11,098	23,805	20,892
Total Noninterest Expense	75,098	88,882	163,328	172,528
Income Before Income Taxes	58,753	35,330	98,560	63,721
Income taxes	13,584	7,451	21,894	12,574
Net Income	45,169	27,879	76,666	51,147
Preferred dividends	—	(13)	—	(26)
Net Income Available to Common Stockholders	$45,169	$27,866	$76,666	$51,121
Earnings per common share-diluted	$1.26	$0.85	$2.17	$1.61
Weighted average shares outstanding-diluted	35,879,259	32,830,751	35,295,407	31,746,126

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Interest Income
Interest and fees on loans	$106,027	$100,456	$105,700	$105,733	$96,787
Interest on securities:
Taxable	16,123	15,876	15,851	14,433	12,270
Nontaxable	2,554	3,093	3,467	3,490	3,584
Interest on federal funds sold	—	4	—	—	—
Interest on deposits with other banks and other short-term investments	2,299	1,292	1,285	1,238	768
Total Interest Income	127,003	120,721	126,303	124,894	113,409
Interest Expense
Interest on deposits	16,138	13,213	11,826	10,092	7,983
Interest on short-term borrowings	338	889	417	464	547
Interest on other borrowings	3,819	3,664	3,777	3,660	3,470
Total Interest Expense	20,295	17,766	16,020	14,216	12,000
Net Interest Income	106,708	102,955	110,283	110,678	101,409
Provision for loan losses	4,918	1,635	9,681	5,238	4,831
Net Interest Income After Provision for Loan Losses	101,790	101,320	100,602	105,440	96,578
Noninterest Income
Service charges and fees	14,629	12,794	13,660	12,895	12,072
Loan servicing income	1,338	1,729	2,061	1,670	1,807
Trust fees	4,825	4,474	4,599	4,499	4,615
Brokerage and insurance commissions	1,028	734	1,618	1,111	877
Securities gains/(losses), net	3,580	1,575	48	(145)	(259)
Unrealized gain on equity securities, net	112	258	115	54	71
Net gains on sale of loans held for sale	4,343	3,176	3,189	7,410	6,800
Valuation adjustment on servicing rights	(364)	(589)	(58)	230	(216)
Income on bank owned life insurance	888	899	587	892	700
Other noninterest income	1,682	1,667	1,226	1,149	1,167
Total Noninterest Income	32,061	26,717	27,045	29,765	27,634
Noninterest Expense
Salaries and employee benefits	49,995	50,285	46,729	49,921	50,758
Occupancy	6,436	6,607	6,622	6,348	6,315
Furniture and equipment	3,220	2,692	3,126	3,470	3,184
Professional fees	14,968	11,379	10,630	12,800	10,632
Advertising	2,661	2,325	2,726	2,754	2,145
Core deposit and customer relationship intangibles amortization	3,313	2,842	2,592	2,626	2,274
Other real estate and loan collection expenses	162	701	574	784	948
(Gain)/loss on sales/valuations of assets, net	(18,286)	(3,004)	(35)	912	1,528
Restructuring expenses	—	3,227	—	—	—
Other noninterest expenses	12,629	11,176	15,857	12,924	11,098
Total Noninterest Expense	75,098	88,230	88,821	92,539	88,882
Income Before Income Taxes	58,753	39,807	38,826	42,666	35,330
Income taxes	13,584	8,310	6,685	8,956	7,451
Net Income	45,169	31,497	32,141	33,710	27,879
Preferred dividends	—	—	—	(13)	(13)
Net Income Available to Common Stockholders	$45,169	$31,497	$32,141	$33,697	$27,866
Earnings per common share-diluted	$1.26	$0.91	$0.93	$0.97	$0.85
Weighted average shares outstanding-diluted	35,879,259	34,699,839	34,670,180	34,644,187	32,830,751

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Assets
Cash and due from banks	$198,664	$174,198	$223,135	$196,847	$193,069
Interest bearing deposits with other banks and other short-term investments	443,475	318,303	50,495	240,528	194,937
Cash and cash equivalents	642,139	492,501	273,630	437,375	388,006
Time deposits in other financial institutions	4,430	4,675	4,672	5,836	6,803
Securities:
Carried at fair value	2,561,887	2,400,460	2,450,709	2,274,215	2,197,117
Held to maturity, at cost	88,166	88,089	236,283	239,908	244,271
Other investments, at cost	31,366	27,506	28,396	26,656	26,725
Loans held for sale	34,575	69,716	119,801	77,727	55,684
Loans:
Held to maturity	7,853,051	7,331,544	7,407,697	7,365,493	7,477,697
Allowance for loan losses	(63,850)	(62,639)	(61,963)	(61,221)	(61,324)
Loans, net	7,789,201	7,268,905	7,345,734	7,304,272	7,416,373
Premises, furniture and equipment, net	198,329	190,215	194,676	198,224	199,959
Goodwill	427,097	391,668	391,668	391,668	391,668
Core deposit and customer relationship intangibles, net	52,718	44,637	47,479	50,071	52,698
Servicing rights, net	7,180	28,968	31,072	32,039	31,996
Cash surrender value on life insurance	170,421	163,764	162,892	162,216	159,302
Other real estate, net	6,646	5,391	6,153	11,908	11,074
Other assets	146,135	136,000	114,841	123,017	120,244
Total Assets	$12,160,290	$11,312,495	$11,408,006	$11,335,132	$11,301,920
Liabilities and Equity
Liabilities
Deposits:
Demand	$3,426,758	$3,118,909	$3,264,737	$3,427,819	$3,399,598
Savings	5,533,503	5,145,929	5,107,962	4,958,430	4,864,773
Time	1,148,296	1,088,104	1,023,730	1,125,914	1,224,773
Total deposits	10,108,557	9,352,942	9,396,429	9,512,163	9,489,144
Deposits held for sale	—	118,564	106,409	50,312	—
Short-term borrowings	107,260	104,314	227,010	131,139	229,890
Other borrowings	282,863	268,312	274,905	277,563	258,708
Accrued expenses and other liabilities	139,823	96,261	78,078	83,562	68,431
Total Liabilities	10,638,503	9,940,393	10,082,831	10,054,739	10,046,173
Stockholders' Equity
Preferred equity	—	—	—	—	938
Common stock	36,690	34,604	34,477	34,473	34,438
Capital surplus	837,150	745,596	743,095	742,080	740,128
Retained earnings	642,808	603,506	579,252	553,662	524,786
Accumulated other comprehensive income/(loss)	5,139	(11,604)	(31,649)	(49,822)	(44,543)
Total Equity	1,521,787	1,372,102	1,325,175	1,280,393	1,255,747
Total Liabilities and Equity	$12,160,290	$11,312,495	$11,408,006	$11,335,132	$11,301,920

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Average Balances
Assets	$11,708,538	$10,643,306	$11,489,095	$10,204,061
Loans, net of unearned	7,648,562	7,123,182	7,531,360	6,826,018
Deposits	9,790,756	9,018,945	9,574,680	8,637,165
Earning assets	10,552,166	9,614,800	10,342,229	9,238,391
Interest bearing liabilities	6,872,449	6,205,187	6,747,990	5,951,175
Common stockholders' equity	1,442,388	1,139,876	1,389,612	1,076,083
Total stockholders' equity	1,442,388	1,140,814	1,389,612	1,077,021
Tangible common stockholders' equity	981,878	767,732	940,217	745,937

Key Performance Ratios
Annualized return on average assets	1.55%	1.05%	1.35%	1.01%
Annualized return on average common equity (GAAP)	12.56%	9.81%	11.13%	9.58%
Annualized return on average tangible common equity (non-GAAP)(1)	19.52%	15.50%	17.49%	14.70%
Annualized ratio of net charge-offs to average loans	0.19%	0.12%	0.12%	0.10%
Annualized net interest margin (GAAP)	4.06%	4.23%	4.09%	4.21%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	4.10%	4.30%	4.14%	4.28%
Efficiency ratio, fully tax-equivalent(1)	64.81%	64.94%	65.01%	66.48%

Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$45,169	$27,866	$76,666	$51,121
Plus core deposit and customer relationship intangibles amortization, net of tax(2)	2,617	1,796	4,862	3,268
Adjusted net income available to common stockholders (non-GAAP)	$47,786	$29,662	$81,528	$54,389

Average common stockholders' equity (GAAP)	$1,442,388	$1,139,876	$1,389,612	$1,076,083
Less average goodwill	410,642	325,781	401,207	288,185
Less average core deposit and customer relationship intangibles, net	49,868	46,363	48,188	41,961
Average tangible common equity (non-GAAP)	$981,878	767,732	940,217	745,937
Annualized return on average common equity (GAAP)	12.56%	9.81%	11.13%	9.58%
Annualized return on average tangible common equity (non-GAAP)	19.52%	15.50%	17.49%	14.70%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$106,708	$101,409	$209,663	$192,993
Plus tax-equivalent adjustment(2)	1,268	1,575	2,680	3,119
Net interest income, tax-equivalent (non-GAAP)	$107,976	$102,984	$212,343	$196,112

Average earning assets	$10,552,166	$9,614,800	$10,342,229	$9,238,391

Annualized net interest margin (GAAP)	4.06%	4.23%	4.09%	4.21%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.10%	4.30%	4.14%	4.28%

(1) Refer to the "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

(2) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Average Balances
Assets	$11,708,538	$11,267,214	$11,371,247	$11,291,289	$10,643,306
Loans, net of unearned	7,648,562	7,412,855	7,436,497	7,462,176	7,123,182
Deposits	9,790,756	9,356,204	9,596,807	9,530,743	9,018,945
Earning assets	10,552,166	10,129,957	10,225,409	10,154,591	9,614,800
Interest bearing liabilities	6,872,449	6,622,149	6,557,185	6,544,949	6,205,187
Common stockholders' equity	1,442,388	1,336,250	1,290,691	1,263,226	1,139,876
Total stockholders' equity	1,442,388	1,336,250	1,290,691	1,263,795	1,140,814
Tangible common stockholders' equity (non-GAAP)	981,878	898,092	849,851	819,966	767,732

Key Performance Ratios
Annualized return on average assets	1.55%	1.13%	1.12%	1.18%	1.05%
Annualized return on average common equity (GAAP)	12.56%	9.56%	9.88%	10.58%	9.81%
Annualized return on average tangible common equity (non-GAAP)(1)	19.52%	15.24%	15.96%	17.31%	15.50%
Annualized ratio of net charge-offs to average loans	0.19%	0.05%	0.48%	0.28%	0.12%
Annualized net interest margin (GAAP)	4.06%	4.12%	4.28%	4.32%	4.23%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	4.10%	4.18%	4.34%	4.38%	4.30%
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	64.81%	65.23%	59.35%	62.51%	64.94%

Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$45,169	$31,497	$32,141	$33,697	$27,866
Plus core deposit and customer relationship intangibles amortization, net of tax(2)	2,617	2,245	2,048	2,075	1,796
Adjusted net income available to common stockholders (non-GAAP)	$47,786	$33,742	$34,189	$35,772	$29,662

Average common stockholders' equity (GAAP)	$1,442,388	$1,336,250	$1,290,691	$1,263,226	$1,139,876
Less average goodwill	410,642	391,668	391,668	391,668	325,781
Less average core deposit and customer relationship intangibles, net	49,868	46,490	49,172	51,592	46,363
Average tangible common stockholders' equity (non-GAAP)	$981,878	$898,092	$849,851	$819,966	$767,732
Annualized return on average common equity (GAAP)	12.56%	9.56%	9.88%	10.58%	9.81%
Annualized return on average tangible common equity (non-GAAP)	19.52%	15.24%	15.96%	17.31%	15.50%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$106,708	$102,955	$110,283	$110,678	$101,409
Plus tax-equivalent adjustment(2)	1,268	1,412	1,565	1,544	1,575
Net interest income, fully tax-equivalent (non-GAAP)	$107,976	$104,367	$111,848	$112,222	$102,984

Average earning assets	$10,552,166	$10,129,957	$10,225,409	$10,154,591	$9,614,800

Annualized net interest margin (GAAP)	4.06%	4.12%	4.28%	4.32%	4.23%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.10%	4.18%	4.34%	4.38%	4.30%

(1) Refer to the "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

(2) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
Reconciliation of Efficiency Ratio (non-GAAP)	2019	2018	2019	2018
Net interest income (GAAP)	$106,708	$101,409	$209,663	$192,993
Tax-equivalent adjustment(1)	1,268	1,575	2,680	3,119
Fully tax-equivalent net interest income	107,976	102,984	212,343	196,112
Noninterest income	32,061	27,634	58,778	52,350
Securities (gains)/losses, net	(3,580)	259	(5,155)	(1,182)
Unrealized gain on equity securities, net	(112)	(71)	(370)	(43)
Valuation adjustment on servicing rights	364	216	953	218
Adjusted income (non-GAAP)	$136,709	$131,022	$266,549	$247,455

Total noninterest expenses (GAAP)	$75,098	$88,882	$163,328	$172,528
Less:
Core deposit and customer relationship intangibles amortization	3,313	2,274	6,155	4,137
Partnership investment in tax credit projects	1,465	—	1,940	—
(Gain)/loss on sales/valuations of assets, net	(18,286)	1,528	(21,290)	1,331
Restructuring expenses	—	—	3,227	2,564
Adjusted noninterest expenses (non-GAAP)	$88,606	$85,080	$173,296	$164,496

Efficiency ratio, fully tax-equivalent (non-GAAP)	64.81%	64.94%	65.01%	66.48%

Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Net interest income (GAAP)	$106,708	$102,955	$110,283	$110,678	$101,409
Tax-equivalent adjustment(1)	1,268	1,412	1,565	1,544	1,575
Fully tax-equivalent net interest income	107,976	104,367	111,848	112,222	102,984
Noninterest income	32,061	26,717	27,045	29,765	27,634
Securities (gains)/losses, net	(3,580)	(1,575)	(48)	145	259
Unrealized gain on equity securities, net	(112)	(258)	(115)	(54)	(71)
Valuation adjustment on servicing rights	364	589	58	(230)	216
Adjusted income (non-GAAP)	$136,709	$129,840	$138,788	$141,848	$131,022

Total noninterest expenses (GAAP)	$75,098	$88,230	$88,821	$92,539	$88,882
Less:
Core deposit and customer relationship intangibles amortization	3,313	2,842	2,592	2,626	2,274
Partnership investment in tax credit projects	1,465	475	3,895	338	—
(Gain)/loss on sales/valuation of assets, net	(18,286)	(3,004)	(35)	912	1,528
Restructuring expenses	—	3,227	—	—	—
Adjusted noninterest expenses (non-GAAP)	$88,606	$84,690	$82,369	$88,663	$85,080

Efficiency ratio, fully tax-equivalent (non-GAAP)	64.81%	65.23%	59.35%	62.51%	64.94%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Common Share Data
Book value per common share	$41.48	$39.65	$38.44	$37.14	$36.44
Tangible book value per common share (non-GAAP)(1)	$28.40	$27.04	$25.70	$24.33	$23.53
Common shares outstanding, net of treasury stock	36,690,061	34,603,611	34,477,499	34,473,029	34,438,445
Tangible common equity ratio (non-GAAP)(1)	8.92%	8.60%	8.08%	7.70%	7.46%

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common stockholders' equity (GAAP)	$1,521,787	$1,372,102	$1,325,175	$1,280,393	$1,254,809
Less goodwill	427,097	391,668	391,668	391,668	391,668
Less core deposit and customer relationship intangibles, net	52,718	44,637	47,479	50,071	52,698
Tangible common stockholders' equity (non-GAAP)	$1,041,972	$935,797	$886,028	$838,654	$810,443

Common shares outstanding, net of treasury stock	36,690,061	34,603,611	34,477,499	34,473,029	34,438,445
Common stockholders' equity (book value) per share (GAAP)	$41.48	$39.65	$38.44	$37.14	$36.44
Tangible book value per common share (non-GAAP)	$28.40	$27.04	$25.70	$24.33	$23.53

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common stockholders' equity (non-GAAP)	$1,041,972	$935,797	$886,028	$838,654	$810,443

Total assets (GAAP)	$12,160,290	$11,312,495	$11,408,006	$11,335,132	$11,301,920
Less goodwill	427,097	391,668	391,668	391,668	391,668
Less core deposit and customer relationship intangibles, net	52,718	44,637	47,479	50,071	52,698
Total tangible assets (non-GAAP)	$11,680,475	$10,876,190	$10,968,859	$10,893,393	$10,857,554
Tangible common equity ratio (non-GAAP)	8.92%	8.60%	8.08%	7.70%	7.46%

Loan Data
Loans held to maturity:
Commercial and commercial real estate	$6,230,372	$5,745,051	$5,731,712	$5,610,953	$5,721,138
Residential mortgage	613,707	630,433	673,603	676,941	683,051
Agricultural and agricultural real estate	549,404	544,805	565,408	574,048	562,353
Consumer	461,802	412,573	440,158	506,181	512,899
Unearned discount and deferred loan fees	(2,234)	(1,318)	(3,184)	(2,630)	(1,744)
Total loans held to maturity	$7,853,051	$7,331,544	$7,407,697	$7,365,493	$7,477,697

Other Selected Trend Information
Effective tax rate	23.12%	20.88%	17.22%	20.99%	21.09%
Full time equivalent employees	2,040	1,976	2,045	2,124	2,216

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Allowance for Loan Losses
Balance, beginning of period	$62,639	$61,963	$61,221	$61,324	$58,656
Provision for loan losses	4,918	1,635	9,681	5,238	4,831
Charge-offs	(4,780)	(1,950)	(9,777)	(6,120)	(3,164)
Recoveries	1,073	991	838	779	1,001
Balance, end of period	$63,850	$62,639	$61,963	$61,221	$61,324

Asset Quality
Nonaccrual loans	$79,619	$77,294	$71,943	$73,060	$69,376
Loans past due ninety days or more	285	1,706	726	154	54
Other real estate owned	6,646	5,391	6,153	11,908	11,074
Other repossessed assets	39	8	459	495	499
Total nonperforming assets	$86,589	$84,399	$79,281	$85,617	$81,003

Performing troubled debt restructured loans	$3,539	$3,460	$4,026	$4,180	$4,012

Nonperforming Assets Activity
Balance, beginning of period	$84,399	$79,281	$85,617	$81,003	$77,052
Net loan charge offs	(3,707)	(959)	(8,939)	(5,341)	(2,163)
New nonperforming loans	13,688	15,314	17,332	16,965	16,254
Acquired nonperforming assets	230	—	—	—	7,973
Reduction of nonperforming loans(1)	(6,246)	(6,238)	(6,065)	(5,085)	(15,696)
OREO/Repossessed assets sales proceeds	(1,288)	(2,092)	(8,390)	(1,064)	(1,541)
OREO/Repossessed assets writedowns, net	(487)	(462)	(230)	(886)	(993)
Net activity at Citizens Finance Co.	—	(445)	(44)	25	117
Balance, end of period	$86,589	$84,399	$79,281	$85,617	$81,003

Asset Quality Ratios
Ratio of nonperforming loans to total loans	1.02%	1.08%	0.98%	0.99%	0.93%
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	1.06%	1.12%	1.04%	1.05%	0.98%
Ratio of nonperforming assets to total assets	0.71%	0.75%	0.69%	0.76%	0.72%
Annualized ratio of net loan charge-offs to average loans	0.19%	0.05%	0.48%	0.28%	0.12%
Allowance for loan losses as a percent of loans	0.81%	0.85%	0.84%	0.83%	0.82%
Allowance for loan losses as a percent of nonperforming loans	79.91%	79.29%	85.27%	83.62%	88.32%
Loans delinquent 30-89 days as a percent of total loans	0.31%	0.47%	0.21%	0.62%	0.30%

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$2,217,863	$16,123	2.92%	$2,169,016	$15,876	2.97%	$1,890,468	$12,270	2.60%
Nontaxable(1)	324,164	3,233	4.00	391,724	3,915	4.05	448,844	4,537	4.05
Total securities	2,542,027	19,356	3.05	2,560,740	19,791	3.13	2,339,312	16,807	2.88
Interest on deposits with other banks and other short-term investments	424,262	2,299	2.17	218,445	1,292	2.40	211,414	768	1.46
Federal funds sold	—	—	—	560	4	2.90	—	—	—
Loans:(2)
Commercial and commercial real estate(1)	5,968,424	82,328	5.53	5,745,180	78,083	5.51	5,403,447	71,301	5.29
Residential mortgage	676,465	8,238	4.88	673,682	7,179	4.32	685,005	7,562	4.43
Agricultural and agricultural real estate(1)	558,128	7,581	5.45	554,506	7,301	5.34	542,249	6,850	5.07
Consumer	445,545	6,517	5.87	439,487	6,479	5.98	492,481	9,192	7.49
Fees on loans		1,952	—		2,004	—		2,504	—
Less: allowance for loan losses	(62,685)	—	—	(62,643)	—	—	(59,108)	—	—
Net loans	7,585,877	106,616	5.64	7,350,212	101,046	5.58	7,064,074	97,409	5.53
Total earning assets	10,552,166	128,271	4.88%	10,129,957	122,133	4.89%	9,614,800	114,984	4.80%
Nonearning Assets	1,156,372			1,137,257			1,028,506
Total Assets	$11,708,538			$11,267,214			$10,643,306
Interest Bearing Liabilities(3)
Savings	$5,360,355	$11,895	0.89%	$5,121,179	$10,083	0.80%	$4,748,306	$5,535	0.47%
Time deposits	1,142,842	4,243	1.49	1,034,744	3,130	1.23	1,041,590	2,448	0.94
Short-term borrowings	92,977	338	1.46	195,390	889	1.85	152,576	547	1.44
Other borrowings	276,275	3,819	5.54	270,836	3,664	5.49	262,715	3,470	5.30
Total interest bearing liabilities	6,872,449	20,295	1.18%	6,622,149	17,766	1.09%	6,205,187	12,000	0.78%
Noninterest Bearing Liabilities(3)
Noninterest bearing deposits	3,287,559			3,200,281			3,229,049
Accrued interest and other liabilities	106,142			108,534			68,256
Total noninterest bearing liabilities	3,393,701			3,308,815			3,297,305
Stockholders' Equity	1,442,388			1,336,250			1,140,814
Total Liabilities and Stockholders' Equity	$11,708,538			$11,267,214			$10,643,306
Net interest income, fully tax-equivalent (non-GAAP)(1)		$107,976			$104,367			$102,984
Net interest spread(1)			3.70%			3.80%			4.02%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets			4.10%			4.18%			4.30%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Includes deposits held for sale.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Six Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$2,193,576	$31,999	2.94%	$1,847,858	$23,847	2.60%
Nontaxable(1)	357,757	7,148	4.03	448,743	9,067	4.07
Total securities	2,551,333	39,147	3.09	2,296,601	32,914	2.89
Interest bearing deposits with other banks and other short-term investments	321,922	3,591	2.25	173,349	1,175	1.37
Federal funds sold	278	4	2.90	—	—	—
Loans:(2)
Commercial and commercial real estate(1)	5,857,419	160,411	5.52	5,158,483	134,114	5.24
Residential mortgage	675,081	15,417	4.61	663,711	14,413	4.38
Agricultural and agricultural real estate(1)	556,327	14,882	5.39	528,093	12,854	4.91
Consumer	442,533	12,996	5.92	475,731	17,852	7.57
Fees on loans		3,956	—		4,420	—
Less: allowance for loan losses	(62,664)	—	—	(57,577)	—	—
Net loans	7,468,696	207,662	5.61	6,768,441	183,653	5.47
Total earning assets	10,342,229	250,404	4.88	9,238,391	217,742	4.75
Nonearning Assets	1,146,866			965,670
Total Assets	$11,489,095			$10,204,061
Interest Bearing Liabilities(3)
Savings	$5,241,428	$21,978	0.85%	$4,554,484	$9,326	0.41%
Time deposits	1,089,091	7,373	1.37	975,129	4,423	0.91
Short-term borrowings	143,901	1,227	1.72	150,171	815	1.09
Other borrowings	273,570	7,483	5.52	271,391	7,066	5.25
Total interest bearing liabilities	6,747,990	38,061	1.14	5,951,175	21,630	0.73
Noninterest Bearing Liabilities(3)
Noninterest bearing deposits	3,244,161			3,107,552
Accrued interest and other liabilities	107,332			68,313
Total noninterest bearing liabilities	3,351,493			3,175,865
Stockholders' Equity	1,389,612			1,077,021
Total Liabilities and Stockholders' Equity	$11,489,095			$10,204,061
Net interest income, fully tax-equivalent (non-GAAP)(1)		$212,343			$196,112
Net interest spread(1)			3.74%			4.02%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets			4.14%			4.28%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Includes deposits held for sale.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Total Assets
Citywide Banks	$2,261,591	$2,214,105	$2,307,284	$2,300,018	$2,295,261
Dubuque Bank and Trust Company	1,680,539	1,550,487	1,480,914	1,523,447	1,500,108
New Mexico Bank & Trust	1,534,236	1,500,024	1,492,555	1,465,020	1,466,311
Bank of Blue Valley(2)	1,319,226	564,833	571,012	592,786	602,630
First Bank & Trust	1,088,796	1,099,759	1,109,929	1,112,464	1,123,559
Wisconsin Bank & Trust	1,042,463	1,031,305	1,114,352	1,051,160	1,034,075
Illinois Bank & Trust	852,830	810,357	804,907	795,132	815,905
Premier Valley Bank	847,076	855,473	849,696	851,358	846,215
Arizona Bank & Trust	732,783	669,806	658,714	650,032	653,596
Minnesota Bank & Trust	631,339	657,187	666,564	649,179	660,469
Rocky Mountain Bank	503,126	489,135	490,453	492,063	504,243
Total Deposits(1)
Citywide Banks	$1,833,259	$1,802,701	$1,848,373	$1,905,830	$1,867,626
Dubuque Bank and Trust Company	1,157,881	1,245,553	1,214,541	1,217,976	1,136,431
New Mexico Bank & Trust	1,346,304	1,313,708	1,307,464	1,267,844	1,242,673
Bank of Blue Valley(2)	1,077,183	473,712	489,471	511,154	498,798
First Bank & Trust	844,793	857,313	861,629	875,170	887,181
Wisconsin Bank & Trust	892,020	872,090	927,821	891,167	874,035
Illinois Bank & Trust	769,577	735,101	715,482	726,790	753,022
Premier Valley Bank	689,384	676,849	639,194	706,125	696,460
Arizona Bank & Trust	646,728	593,089	574,762	550,530	558,895
Minnesota Bank & Trust	515,310	546,706	560,399	544,513	561,257
Rocky Mountain Bank	438,349	426,503	424,700	429,167	443,359
Net Income
Citywide Banks	$8,120	$7,283	$7,005	$7,762	$7,018
Dubuque Bank and Trust Company	17,353	5,011	6,002	4,458	4,426
New Mexico Bank & Trust	7,634	7,847	6,007	7,104	7,043
Bank of Blue Valley(2)	3,505	1,172	324	165	961
First Bank & Trust	3,099	2,792	3,334	3,932	1,925
Wisconsin Bank & Trust	2,516	4,707	3,229	3,735	2,470
Illinois Bank & Trust	1,751	2,632	2,180	2,419	2,421
Premier Valley Bank	2,763	2,411	2,930	3,006	2,664
Arizona Bank & Trust	3,110	2,780	1,951	2,660	3,623
Minnesota Bank & Trust	1,980	1,454	1,038	2,167	581
Rocky Mountain Bank	779	1,358	1,230	1,210	1,185

(1) Includes deposits held for sale.
(2) Formerly known as Morrill & Janes Bank and Trust Company.